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                                                                   Exhibit 4.10

                            1998 HARISTON CORPORATION
                                STOCK OPTION PLAN
                       (Effective as of February 2, 1998)


1.    NAME, PURPOSE AND TERM OF PLAN

1.1 The stock option Plan constituted hereby shall be known as 1998 Hariston Corporation Stock Option.

1.2 The purpose of the Plan is to provide an incentive to officers, consultants, and employees for continuing beneficial service to the Company and its affiliates by encouraging and facilitating the acquisition and ownership of common shares of the Company.

1.3 The Plan shall become effective as of the date set forth above (the "Effective Date"). Except with respect to options then outstanding, if not sooner terminated under Section 16.1, the Plan shall terminate upon, and no further options shall be granted after, the expiration of ten years from the Effective Date.

2.    INTERPRETATION

         In this Plan, unless the context otherwise requires:

2.1      "Board of Directors" means the Board of Directors of the Company.

2.2 "Committee" means a committee of the Board of Directors appointed by the Board of Directors as contemplated in subsection 4.2.

2.3 "Company" means Hariston Corporation and any successor or continuing Company resulting from the amalgamation of the Company and any other Company or resulting from any other form of corporate reorganization.

2.4 "Employee" means an individual who is an officer, director, consultant, or a bona fide full-time salaried employee of the Company or any of its Subsidiaries or of any partnership of such corporations or companies.

2.5 "Market Price" means the average price per Share computed on the basis of the closing market price for board lots of the Shares (which shall be deemed to be the mean of the closing bid and ask prices of the Shares, on any day on which the Shares are not traded) on the OTC Bulletin Board for the most recent twenty (20) trading days preceding the date on which an Option is granted.


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2.6      "Option" means any option granted pursuant to the Plan and evidenced by an agreement in such form and not inconsistent with the Plan as the President shall approve from time to time.

2.7      "Optionee" means an Employee who has been granted an Option.

2.8 "Option Price" means the price at which Optioned Shares may be subscribed for pursuant to an Option as determined pursuant to Section 6 (Option Price).

2.9 "Optioned Shares" means the Shares subject to an Option or Options as the case may be.

2.10 "Plan" means the Stock Option Plan as embodied herein and as from time to time amended in accordance with the provisions hereof, and the guidelines, rules and regulations from time to time in effect hereunder.

2.11 "Shares" means common shares without par value in the capital of the Company, as constituted at the effective date hereof.

2.12 "Subsidiary" means any corporation or company of which outstanding securities to which are attached more than 50% of the votes that may be cast to elect directors thereof are held (provided that such votes are sufficient to elect a majority of such directors), other than by way of security only, by or for the benefit of the Company and/or by or for the benefit of any other corporation or company in like relation to the Company, and includes any corporation or company in like relation to a Subsidiary.

2.13 The masculine gender shall include the feminine gender and the singular shall include the plural and vice versa.

2.14     A reference to a section include all subsections in that section.

3.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment in accordance with the provisions of Section 15 (Changes in Capitalization or Number of Outstanding Shares), the maximum number of Shares which may be reserved for issuance under the Plan shall be six hundred thousand (600,000).

4.       GRANT OF OPTIONS AND ADMINISTRATION OF THE PLAN

4.1 Persons eligible to receive grants of Options under the Plan shall be limited to Employees.

4.2 This Plan will be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three directors,


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    a majority of whom shall not be full time employees of the
    Company. If a committee is appointed for this purpose, all references to the term "Board of Directors," other than in this subsection 4.2 and subsection 4.3.5, will be deemed to be references to the Committee.

4.3 Subject only to the express provisions of the Plan, the Board of Directors shall have, and hereby is specifically granted, the sole authority:

         4.3.1 to grant Options to Employees and to determine the terms of, and the limitations, restrictions and conditions upon, such grants;

         4.3.2 to authorize any officer or officers to execute and deliver any option agreement, notice or document and to do any other act as contemplated by the terms of the Plan for and on behalf of the Company;

         4.3.3 to interpret the Plan and to adapt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it may from time to time deem advisable;

         4.3.4 to make all other determinations and perform all such other actions as the Board of Directors deems necessary or advisable to implement and administer the Plan; and

          4.3.5 to appoint a Committee to make recommendations to the Board of Directors regarding the grant of Options to specified Employees, and to delegate to such Committee on such terms as the Board of Directors in its discretion determines all or any part of the powers and authority of the Board of Directors hereunder to implement and administer the Plan.

         4.3.6 With the consent of the affected holders of options, to reprice any outstanding options under the Plan, and/or to cancel any outstanding options under the Plan and to grant in substitution therefor new options under the Plan pursuant to terms consistent therewith, covering the same or different numbers of shares of stock.

4.4 The determinations of the Board of Directors under the Plan (including, without limitation, determinations of the Employees who are to receive grants of Options and the amount and timing of such grants), need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, grants of Options under the Plan, whether or not such Employees are similarly situated as to office, length of service, salary or any other factor. The Board of Directors may, in its discretion, authorize the granting of additional Options to an Optionee before an existing Option has terminated.


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4.5  All guidelines, rules, regulations, decisions and interpretations of the
     Board of Directors respecting the Plan or Options shall be binding and conclusive on the Company and on all Optionees and their respective legal personal representatives, heirs and legatees and on all Employees.

5.   TERM OF OPTIONS

         Each Option shall be for the term determined by the Board of Directors, but in no case shall an Option be granted by the Board of Directors for a term of longer than seven years from the date of the granting of the Option.

6.   OPTION PRICE

         The Option Price in any Option shall be determined from time to time by the Board of Directors but shall not be less than 85% of the Market Price on the date on which the Option is granted.

7.   EXERCISE OF OPTIONS

7.1 Subject to the provisions of subsection 7.4 and of Sections 10 (No Fractional Shares), 11 (Death of Optionee), 12 (Termination of Employment of Optionee) and 14 (Changes in Capitalization or Number of Outstanding Shares), the terms for exercise of each Option shall be determined by the Board of Directors.

7.2 An Option may be exercised by the Optionee or his personal representatives, heirs or legatees at the applicable times and in the applicable amounts by giving to the Company at its principal executive office written notice of exercise specifying the number of Shares to be subscribed for. Such notice must be accompanied by full payment for the Shares to be subscribed for. Upon any such exercise of an Option, the Company shall forthwith cause the transfer agent and the registrar of the Company for the time being to deliver to the Optionee or his personal representatives, heirs or legatees (or as the Optionee or his personal representatives, heirs or legatees may otherwise direct in the written notice of exercise) a certificate or certificates in the name of the Optionee or his personal representatives, heirs or legatees (or as otherwise directed in the written notice of exercise) representing in the aggregate such number of shares as the Optionee or his personal representatives, heirs or legatees shall have then paid for.

7.3 All Shares subscribed for under an option shall be paid for in full at the time of subscription.

7.4 Notwithstanding any other provision of the Plan, the Board of Directors may at any time, by notice in writing to all Optionees under the Plan in connection with (i) any proposed sale or conveyance of all or substantially all of the property and assets of the Company, (ii) any proposed consolidation, amalgamation or other form of corporate


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     reorganization of the Company, other than emigration of the Company to a foreign jurisdiction in which the options of the surviving Company are not exchanged on a pro-rata basis for options held, or (iii) any proposed offer by any person to acquire or redeem all outstanding voting or equity securities of any class of the Company (in each case, a "Proposed Transaction"), require each Optionee to elect either to, within such period as the Board of Directors shall prescribe:

7.4.1 subscribe and pay for a part or the whole of the Optioned Shares then remaining unsubscribed for under his Option (whether or not such Option would otherwise then be exercisable), or to accept termination of his Option in the event of his failing within such period to either subscribe and pay for all such remaining Optional Shares or to elect to accept payment under subsection 7.4.2 or subsection 7.4.3, as the case may be;

7.4.2 subject to subsection 7.5, accept payment in cash in respect of a part or the whole of the Optioned Shares then remaining unsubscribed for under his Option (whether or not such Option would otherwise then be exercisable) of an amount equal to the result obtained by multiplying the excess, if any, of the higher of (i) the Market Price of the Shares on the date notice is given under this subsection 7.4 or (ii) the Market Price of the Shares of the date of completion of the Proposed Transaction, over the Option Price, by the number of Optioned Shares then remaining unsubscribed for under such Option (whether or not such Option would otherwise then be exercisable), or

7.4.3 subject to subsection 7.5, if the Option Price for a part or the whole of the Optioned Shares exceeds the Market Price of the Shares on both the date notice is given under this subsection 7.4 and on the date of completion of the Proposed Transaction, accept payment of a total of $1 in respect of all rights to such Optioned Shares, provided that if a Proposed Transaction in respect of which a notice has been given under this subsection 7.4 has not been completed (in the case of an offer, completed by taking up and paying for the securities tendered) within six months after the date of such notice, any rights in respect of Optioned Shares under such Options which have not been exercised as contemplated in subsection 7.4.1 and in respect of which payment has not been made as contemplated in subsections
7.4.2 or 7.4.3 shall continue in effect, exercisable in accordance with the terms thereof as at the time immediately preceding the giving of such notice.

For the purposes of this subsection 7.4, the term "date of completion" means the date on which the sale, conveyance, corporate reorganization, acquisition or redemption contemplated by the subsection takes effect with respect to the Shares. In the event that the Market Price of the Shares is not for any reason available at the date of completion, the Board of Directors shall, in good faith and in such manner as it considers appropriate, determine the current market value of the Shares at that date, which shall be deemed to be the Market Price of the Shares for the purpose of part (ii) of subsection 7.4.2 and for subsection 7.4.3. If a Proposed Transaction is completed, the Market Price for purposes


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of part (ii) of subsection 7.4.2 and for subsection 7.4.3 shall be the same as the value of the consideration paid for Shares under the Proposed Transaction.

7.5 The Board of Directors may require that an Optionee who has elected to accept payment in cash in accordance with subsection 7.4.2 or subsection
     7.4.3 in consideration for the cancellation of the Optionee's rights in respect of the Optioned Shares remaining unsubscribed for under his Option (whether or not such Option would otherwise then be exercisable) shall accept such payment on a date prior to the date of completion of the Proposed Transaction and based on the Market Price on the date notice is given under subsection 7.4, provided that the Company shall forthwith after completion of the Proposed Transaction pay to each such Optionee an amount equal to the result obtained by multiplying the excess, if any, between (i) the Market Price of the Shares at the date of completion of the Proposed Transaction by the number of the Optioned Shares in respect of which that Optionee previously received payment under subsection 7.4.2 or 7.4.3 and
     (ii) the Market Price of the Shares on the date notice is given under subsection 7.4.

7.6 The provisions of subsection 7.4 requiring Optionees to make an election to exercise an Option or to accept payment in satisfaction of an Option, shall only be invoked with respect to Optionees generally and not with respect to one Optionee and not other Optionees.

8.     RELATED RIGHTS AND OTHER BENEFIT PLANS

8.1 No Optionee shall have any of the rights of a shareholder of the Company with respect to any Optioned Shares until such Optioned Shares have been issued to him upon exercise of the Option and full payment therefor has been made by him to the Company.

8.2 Participation in the Plan shall not affect an Employee's eligibility to participate in any other benefit or incentive plan of the Company, its Subsidiaries or any combination or partnership thereof.

8.3 Any Option granted pursuant to this Plan shall not obligate the Company to make any benefit available to an Employee under any other plan of the Company unless otherwise specifically provided therein.

8.4 Nothing contained in this Plan will prevent the Company, any Subsidiary or any combination or partnership thereof from adopting other or additional compensation arrangements for the benefit of any Employee, subject to any required shareholder or regulatory approval.


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9        NON-TRANSFERABILITY OF OPTIONS

                  No Option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option granted under the Plan shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option granted under the Plan, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the committee, result in forfeiture of the option with respect to the shares involved in such attempt.

10.      NO FRACTIONAL SHARES

                  Under no circumstances shall the Company be obligated to issue any fractional Shares upon the exercise of an Option. To the extent that an Optionee would otherwise have been entitled to receive on the exercise or partial exercise of an Option a fraction of a Share in any year, that fraction of a Share shall be added to and become available to the Optionee upon exercise of the Option in the next succeeding year following the anniversary of the date of grant of the Option. To the extent that an Optionee would otherwise have been entitled to receive on an exercise or partial exercise of an Option a fraction of a share or any other kind of share or obligation as result of a change in capitalization or number of outstanding Shares as described in Section 15 (Change in Capitalization or Number of Outstanding Shares), the Company shall pay to the Optionee the current market value of such fraction computed in a manner which the Board of Directors considers appropriate.

11.      DEATH OF OPTIONEE

11.1 In the event of the termination of employment of an Optionee by reason of death at any time during the term of an Option, then within 90 days of the date of death, the option may be exercised by the Optionee's legal personal representative or representatives up to such maximum number of Optioned Shares which the Optionee was entitled to exercise at the date of his death, but in no event shall the Option be exercisable beyond the expiration date set forth in the Option at the time of its grant.

12.      TERMINATION OF EMPLOYMENT OF OPTIONEE

12.1 Nothing contained in the Plan or any Option shall confer on any Optionee any right to, or guarantee of, continued employment by the Company or any Subsidiary or any combination or partnership thereof, or in any way limit the right of the Company or Subsidiary or any combination or partnership thereof to terminate the employment of the Optionee at any time.


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13.      SHARES RELEASED FROM OPTIONS

                  Any shares released from an Option by the provisions of
         Section 11 (Death of Optionee) may be made the subject of further Option or Options.

14.      CHANGE IN CAPITALIZATION OR NUMBER OF OUTSTANDING SHARES

14.1 If, and whenever, prior to the issuance by the Company of all the Optioned Shares under an Option, the Shares are from time to time consolidated into a lesser number of Shares or subdivided into a greater number of Shares, the number of Optioned Shares unissued under the Option shall be decreased or increased proportionately, as the case may be, and the subscription price to be paid by the Optionee for each such share shall be adjusted accordingly.

14.2 Subject to subsection 7.4, if the Company enters into, and is continued or survives as a result of, any amalgamation or merger with one or more other companies or corporations whether by way of arrangement, by the sale of its assets and undertaking or otherwise, then and in each such case each Option shall extend to and cover the number, class and kind of shares or other obligations to which the Optionee would have been entitled had the Option been fully exercised immediately prior to the date such amalgamation or merger becomes effective (whether or not such Option would otherwise then have been fully exercisable) and the then prevailing subscription price of the shares or other obligations so covered shall be correspondingly adjusted if and to the extent that the Board of Directors considers it to be equitable and appropriate.

14.3 Except as expressly provided in this Section 14, the grant of any option shall not in any way limit or affect the rights or powers of the Company or its directors or shareholders to make any changes or deal in any manner with the authorized, issued or unissued shares or any other securities of the Company and no such change or dealing shall give any right or entitlement to the holder of any Option in respect or as a result thereof.

15.      AMENDMENT AND TERMINATION OF THE PLAN AND OPTIONS

15.1 Subject to applicable legislation, any required regulatory or shareholder approval and the rules of any stock exchange on which shares in the capital of the Company are listed, the Board of Directors may at any time terminate the Plan or make such amendments to the Plan as it shall deem advisable provided that, except as otherwise specifically provided by Section 14 and subsection 7.4, no such termination or amendment shall adversely affect the rights of any Optionee under any Option previously granted except with the consent of such Optionee. Each such amendment of the Plan (a) extending the period within which options may be granted under the Plan, (b) increasing the aggregate number of shares of Common Stock to be optioned under the Plan except as provided in the adjustment provisions hereof, (c) materially


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     modifying the requirements as to eligibility of employees or consultants receiving options under, or changing the eligibility of employees or class of employees to whom options may be granted hereunder, or (d) materially increasing the benefits to Optionees under the Plan, shall, in each case, be subject to approval by the shareholders of the Company. The committee may, with the consent of the person or persons entitled to exercise any outstanding option granted under the Plan, amend such option; provided, however, that any such amendment shall be subject to shareholder approval when required as set forth above. The Committee may at any time or from time to time, in its discretion, in the case of any option previously granted under the Plan which is not them immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

15.2 If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan. The Board of Directors shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

16.      GENERAL REQUIREMENTS

                  Each grant of an Option under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine that any agreement, undertaking or other action or cooperation on the part of an Optionee including in respect to a disposition of the shares, is necessary or desirable as a condition of, or in connection with (i) the listing, registration or qualification of the Shares subject to the Plan upon any stock exchange or under the laws of any applicable jurisdiction, or (ii) obtaining a consent or approval of any governmental or other regulatory body, the exercise of such Option and the issue of Shares thereunder may be deferred in whole or in part by the Board of Directors until such times as the agreement, undertaking or other action or cooperation shall have been obtained in a form and on terms acceptable to the Board of Directors.

17.      RIGHT TO OPTIONS

                  Nothing contained herein or in any resolution previously or hereafter adopted by the Board of Directors shall vest the right in any person whomsoever to receive any Option. No person shall acquire any of the rights of any Optionee unless and until a written option agreement, in form satisfactory to the President of the Company, shall have been duly executed on behalf of the Company and delivered to the Optionee and executed and delivered by the Optionee to the Company. Any agreement purporting to be an Option shall, to the extent it may be contrary to the express provisions of the Plan, be unenforceable by the Optionee against the Company.


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18.      WITHHOLDING

                  Whenever the Company proposes or is required to issue or transfer Shares pursuant to an Option, the Company shall have the right to withhold from salary payments or to require the recipient of such Shares to remit to the Company an amount sufficient to satisfy any federal, provincial, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash such payments shall be net of an amount sufficient to satisfy any federal, provincial, state and/ or local withholding tax requirements.

19.      INTERPRETATION

                  Any question or interpretation of the Plan or any Option shall be determined by the Board of Directors and such determination shall be final and binding upon all persons.


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                       NONSTATUTORY STOCK OPTION AGREEMENT


         THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "Agreement" is effective as of the 2nd day of February, 1998, by and between _______________________________("Optionee") and HARISTON CORPORATION, a
corporation organized under the Canada Business Corporations Act (the
"Company").


                                 R E C I T A L S

A. The Board of Directors of this Company has adopted the 1998 Hariston Corporation Stock Option Plan (the "Plan") which provides for the granting of options to officers, directors, employees and consultants of the Company. The terms of this Agreement are governed solely by the Plan, a copy of which has been delivered to the Optionee. For the purposes hereof, the term "Employee" shall have the definition set forth in the Plan.

B. The Board has authorized the grant of options to purchase Common Stock of the Company pursuant to the terms and conditions set forth herein and in the Plan. This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

C. Optionee has been advised to read the Plan and consult with an attorney and a tax advisor before making any decision concerning the Plan, this Agreement or an exercise of any option granted hereby. THE UNTIMELY EXERCISE OF THE OPTION GRANTED HEREBY AND THE SALE OF STOCK ACQUIRED AS A RESULT OF SUCH EXERCISE MAY CAUSE OPTIONEE TO INCUR LIABILITIES UNDER THE TAXATION AND SECURITIES LAWS OF WHICH OPTIONEE MAY BE OTHERWISE UNAWARE WITHOUT SEEKING THE ADVICE OF ADVISORS.


                                    AGREEMENT


NOW, THEREFORE, the parties agree as follows:


1.       Grant to Optionee

         The Company hereby grants to Optionee, subject to the terms and conditions of the Plan and subject to the terms and conditions herein set forth herein, an option (the "Option") to purchase from the Company all or any part of an aggregate of two hundred thousand (200,000) shares of the Company's Common Stock.


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2. Exercise of the Option.

         (a) Exercise Price The exercise price of this Option is 25/100 dollars ($0.25) per share in U.S. funds. Payment of the exercise price per share is due in full upon exercise of all or any part of this option. Optionee may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                  (i) Payment of the exercise price per share in cash (including cheque) at the time of exercise;

                  (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Globe & Mail, Financial Post or Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value (as defined in the Plan, the "Fair Market Value") on the date of exercise;
                  (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Globe & Mail, Financial Post or Wall Street Journal, and provided further, that the exercise hereof pursuant to this Section 2(a) (iii) (a "Net Exercise") will not result in a charge to the company's earnings, payment by delivery and surrender of this Option with a Net Exercise Notice (in the form attached hereto as Exhibit B) In the event of a Net Exercise, the Optionee shall exchange the Option for such number of shares of Common Stock underlying the Option determined by multiplying such number of shares by a fraction, the numerator of which shall be difference between the Fair Market Value per share of the Common Stock as of the date the duly executed Net Exercise Notice is received by the Company and the exercise price per share of the Option, and the denominator of which shall be the Fair Market Value per share of the Common Stock;

                  (iv) To the extent permitted by applicable law, payment by a combination of the methods of payment permitted by Sections 2(a) (i), (ii) and
(iii) above.

         (b) Exercise Notice. In order to exercise this Option, Optionee or any other person or persons entitled to exercise the Option shall give written notice to the Secretary of the Company or to such other person as may be designated by the Company, in the form set forth on Exhibit A or Exhibit B hereto, specifying the number of shares to be purchased. This notice shall be accompanied by payment of the exercise price for the shares as provided in
Section 2(a). Optionee shall also deliver such additional documents as the Company may then require pursuant to the Plan.


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         (c)  Compliance with Securities Laws. Notwithstanding anything to the contrary continued herein, this Option may not be exercise unless the shares issuable upon exercise of this Option are then registered under the Act, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         (d) Additional Terms and Conditions. By exercising this Option, Optionee agrees that the Company may require (as a condition to the exercise of this Option) Optionee to enter an arrangement providing for the payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or
(3) the disposition of shares acquired upon such exercise.

3.       Vesting Schedule.

         The Option granted hereby is immediately exercisable, and not subject to any vesting restrictions.

4.       Expiration Date.

         (a) The Option shall terminate and expire at 5:00 p.m., British Columbia time, on February 2, 2005 (the "Expiration Date") (which date shall not be more than seven (7) years from the date this Option is granted), or such earlier time as may be required by the Plan. In no event may this Option be exercised after the date on which it terminates. This Option shall terminate prior to the expiration of its term at the expiration of a period of ninety (90) days after the Optionee's death. In such event, this Option may be exercised by the Optionee's estate or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

5.       Nontransferable.

         This Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Optionee's life only by Optionee or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (a QDRO). By delivering written notice to the Company, in a form satisfactory to the Company, Optionee may designate a third party who, in the event of Optionee's death, shall thereafter be entitled to exercise this Option.

6. No Right to Continued Employment or Engagement by the Company.

         This Agreement is not an employment contract and nothing in this Option shall be deemed to create in any way whatsoever any obligation on Optionee's part to continue in


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the employ of the Company, or of the Company or an affiliate to continue
Optionee's employment with the Company or an affiliate. In the event that this Option is granted to Optionee in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be; provided, however, that no rights as an employee shall arise by reason of the use of such terms.

7.       No Rights as a Stockholder.

         The holder of this Option shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such holder shall have exercised the option and paid the exercise price.

8.       Notices.

         Any notice provided for in this Option or the Pan shall be given in writing and shall be deemed effectively given upon receipt or five (5) days after deposit in the Canada mail, postage prepaid, certified mail addressed to Optionee of the Company at the address specified below or at such other address as the parties may hereafter designate by written notice:

         Optionee:             ________________________________________________

                               ________________________________________________

                               ________________________________________________

         The Company:          Hariston Corporation
                               Suite 1555, 1500 West Georgia Street,
                               Vancouver, B.C. V6G 2Z6
                               Attn. Corporate Secretary

9. Subject to the Plan.

         This Option is subject to all the provisions of the Plan, a copy of which has been provided to the Optionee, and its provisions are hereby made a part of this Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


"Company"                      HARISTON CORPORATION,
                               a corporation organized under the Canada Business
                               Corporations Act

                               By:_______________________________________

                               Title:_____________________________________


"Optionee"                     __________________________________________

                               Social Insurance No.:________________________

                                    EXHIBIT A

                                 EXERCISE NOTICE

Hariston Corporation
Suite 1555, 1500 West Georgia Street,
Vancouver, B.C. V6G 2Z6
Attention:  Corporate Secretary

         Re. Exercise of Stock Option

Ladies and Gentlemen:

         Pursuant to Section 2 of that certain Nonstatutory Stock Option Agreement (the "Agreement") between the undersigned and Hariston Corporation, a corporation organized under the Canada Business Corporations Act (the "Company"), the undersigned hereby elects to exercise the option granted thereby to purchase __________ shares of Common Stock of the Company at a price of US$0.25 per share. Accompanying this Notice is the payment in full for such shares as permitted by the terms of the 1998 Hariston Corporation stock Option Plan, which Plan is specifically made a part of this Agreement and has been read and understood by the undersigned.

         The undersigned represents and warrants to the company that the undersigned is acquiring the shares for investment only and not with a view to distribution or resale.*


Dated:_________________                   ______________________________________
                                          Signature

                                          ______________________________________
                                          Print Name

                                          ______________________________________
                                          Please print here the exact name
                                          desired to be on the stock certificate
                                          and the records of the company.



----------------
*This paragraph is not applicable if a registration statement on Form S-8 (or a successor form) is on file with respect to the shares issuable upon exercise of the option.

                                    EXHIBIT B

                               NET EXERCISE NOTICE

Hariston Corporation
Suite 1555, 1500 West Georgia Street,
Vancouver, B.C. V6G 2Z6
Attention:  Corporate Secretary

         Re. Net Exercise of Stock Option

Ladies and Gentlemen:

         Pursuant to Section 2 (a) (iii) of that certain Nonstatutory Stock Option Agreement (the "Agreement") between the undersigned and Hariston Corporation, a corporation organized under the Canada Business Corporations Act (the "Company"), the undersigned hereby irrevocably elects to exchange the Option granted thereby for _________ shares of Common Stock of the Company, as permitted by the terms of the 1998 Hariston Corporation Stock Option Plan, which Plan is specifically made a part of this Agreement and has been read and understood by the undersigned.

         If the number of shares referenced in this Net Exercise Notice shall not be all of the shares exchangeable or purchasable under the Option, a new Agreement shall be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

         The undersigned represents and warrants to the Company that the undersigned is acquiring the shares for investment only and not with a view to distribution or resale.*

Dated:_________________                   ______________________________________
                                                   Signature

                                          ______________________________________
                                          Print Name

                                          ______________________________________
                                          Please print here the exact name
                                          desired to be on the stock certificate
                                          and the records of the company.

NOTE: This form may only be used if the net exercise will not result in a charge to the Company's reported earnings.

----------
*This paragraph is not applicable if a registration statement on Form S-8 (or a successor form) is on file with respect to the shares issuable upon exercise of the option.